SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 31, 1998



                              Boole & Babbage, Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                    0-132-58                  94-1651571
(State or other jurisdiction   (Commission File No.)         (IRS Employer
     of incorporation)                                     Identification No.)


                                3131 Zanker Road
                         San Jose, California 95134-1933
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 526-3000



                           ---------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.

         This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the merger transaction involving Boole & Babbage, Inc., a Delaware corporation ("Boole"), and BMC Software, Inc., a Delaware corporation ("BMC"), as scheduled, if at all, and those associated with the ability of the combined company to achieve the anticipated benefits of the merger. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about BMC and Boole and risks arising when investing in BMC and Boole, investors are directed to BMC's and Boole's most recent report on Form 10-K and most recent report on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC").

         On October 31, 1998, Boole entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with BMC and Ranger Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of BMC ("Merger Sub"). The description contained in this Item 5 of certain aspects of the transactions contemplated by the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is incorporated by reference in this Form 8-K by reference to Exhibit 99.1 to the
Schedule 13D filed by BMC with the SEC on November 6, 1998 (the "Schedule 13D").

         The Reorganization Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Reorganization Agreement by the requisite vote of Boole's stockholders and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Merger Sub would be merged into Boole. As a result of the merger of Merger Sub into Boole (the "Merger"), Boole would become a wholly-owned subsidiary of BMC. Under the terms of the Reorganization Agreement, each outstanding share of Boole's common stock would be converted into 0.675 of a share of BMC common stock. In addition, BMC will assume outstanding options exercisable for Boole common stock. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling-of-interests.

         In connection with the execution of the Reorganization Agreement (a) Boole granted to BMC an option to purchase up to 19.0% of Boole's common stock under certain circumstances, and (b) each executive officer and director of Boole entered into a voting agreement pursuant to which he agreed to vote shares owned by him in favor of the Merger. For additional information relating to the option and voting agreements referred to in the preceding sentence, reference is made to the full text of the Stock Option Agreement, which is incorporated by reference in this Form 8-K by reference to Exhibit 99.2 to the Schedule 13D, and the full text of the voting agreement, which is incorporated by reference in this Form 8-K by reference to Exhibit 99.3 to the Schedule 13D.

         On November 2, 1998, BMC and Boole issued a press release relating to the execution of the Reorganization Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

         A registration statement relating to the BMC common stock to be issued in connection with the Merger has not yet been filed with the SEC, nor has a proxy statement relating to a vote of Boole's stockholders on the Merger been filed with the SEC. The BMC common stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such a registration statement becomes effective. This Report shall not constitute an offer to sell or the solicitation of an offer to buy any BMC common stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)   Exhibits
Exhibit No.         Description

99.1 Press Release dated November 2, 1998 relating to the execution of the Reorganization Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             BOOLE & BABBAGE, INC.


                             /s/ Arthur Knapp
                             -----------------------------------------
                             Arthur Knapp
                             Senior Vice President and Chief Financial
                             Officer

Dated: November 9, 1998

                    BMC Software and Boole & Babbage to Merge

        "The Combination Uniquely Extends Application Service Assurance"

HOUSTON, TX and SAN JOSE, CA - (November 2, 1998) - BMC Software (Nasdaq: BMCS), the leader in providing Application Service Assurance (ASA(TM)) solutions that improve the availability, performance and recovery of business-critical applications, and Boole & Babbage (Nasdaq: BOOL), a leader in availability and service level management for distributed systems, today announced the execution of a definitive Agreement and Plan of Reorganization between the two companies. The merger brings together these leading enterprise software visionaries to accelerate the delivery of solutions that significantly reduce the complexity of managing large enterprises through innovative products, an extensive worldwide distribution network and superior technical expertise.

BMC Software will issue .675 shares of BMC Software common stock for each share of Boole & Babbage common stock. The transaction is to be accounted for as a pooling of interests and is to be treated as a tax-free reorganization for federal income tax purposes. The transaction is expected to close within 60 to 90 days, subject to Boole & Babbage stockholder approval, regulatory approval and other customary closing conditions. Under the terms of the agreement BMC Software is to acquire Boole & Babbage in a stock transaction worth approximately $900 million, assuming BMC Software's closing price on October 30th. In connection with the Agreement and Plan of Reorganization, BMC Software will acquire an option to purchase up to 19% of Boole & Babbage's outstanding common stock under certain circumstances. Boole & Babbage also announced that, in connection with this transaction, it has rescinded its stock buyback program.

"We strongly believe that the addition of Boole & Babbage's focused solutions and delivery capabilities will allow us to more quickly execute on our Application Service Assurance strategy, which provides tremendous business value to our customers," said Max Watson, chairman, president and CEO of BMC Software. "The merger extends BMC Software's undisputed leadership in application service level management across the enterprise. What makes this combination so exciting is the coherence of our shared vision, products and emphasis on customer support and satisfaction."

"I believe this union provides major benefits for our customers, employees and shareholders," said Paul Newton, president and CEO of Boole & Babbage. "The new company will gain critical mass and expanded channel reach that clearly establish us as a preeminent player in today's highly competitive and rapidly changing market. The combined engineering resources create a wide and deep pool of expertise in all aspects of managing information technology solutions across OS/390, UNIX and NT environments."

The combined company will employ approximately 4,400 people in 26 countries that will significantly increase its global reach. In the last 12 months the combined companies' revenues were approximately $ 1.1 billion.

ASA ensures that key business applications are available, perform optimally and can be rapidly recovered in the event of an outage. This enhances the service delivered to the business by the information technology (IT) organization and significantly improves business productivity and return on investment in IT assets.

Currently, many customers are using both sets of products and obtaining the value of their interoperability. The combined product lines will provide customers:

*        Reduced  management  complexity by providing  tailored  infrastructure,
         application  and,   ultimately,   business  process  views  across  the
         distributed enterprise for service level management

* Enhanced interoperability through synergistic product capabilities, alignment, functionality and integration

* Superior customer service via an enhanced global distribution and support network

*        Additional   technology   innovation  through  the  combined  company's
         extensive expertise and talent pool

Detailed integration roadmaps will be published within 30 days following the acquisition closing date.

"The critical mass of this combination, coupled with the strong vision demonstrated by both companies ensures the new entity will be a major player in the enterprise management marketplace," said Herb Vanhook, senior program director at META Group. "This combination makes tremendous sense from product and business perspectives."

COMPANY BACKGROUNDS

BMC Software,  Inc. is the leader in delivering  Application  Service  Assurance
(ASA) solutions - enterprise-level software that supports and improves the availability, performance and recovery of critical applications and data in complex computing environments. BMC Software is the world's 12th largest independent software vendor, a Forbes 500 company and a member of the S&P 500, with revenues exceeding $730 million in fiscal 1998. The company is headquartered in Houston, Texas, with offices worldwide. For more information, please call 800-841-2031 or 713-918-8800 or visit BMC Software on the Web at www.bmc.com.

Boole & Babbage is a worldwide leader in availability and service level management for distributed systems. Its Enterprise Automation product lines provide a management solution for the entire IT enterprise that encompasses systems, applications, middleware, databases and Web technologies. Founded in 1967, Boole & Babbage is the oldest publicly traded independent software vendor in the systems management industry and today is approximately a $225 million company with 930 employees in 43 offices in 26 countries. Corporate headquarters are located in San Jose, California. For more information, visit Boole & Babbage on the Web at www.boole.com or call 800-544-2152.

This news release contains both historical information and forward-looking information. Numerous important factors affect the companies' operating results and could cause the companies' actual results to differ materially from the results indicated by this press release or by any other forward looking statements made by, or on behalf of, the companies, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following:

1. BMC Software and Boole & Babbage's revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain;

2. competition for BMC Software and Boole & Babbage's products are increasing for both the open systems and the mainframe database utility products;

3.   international results have been volatile over the last two years;

4. BMC Software and Boole & Babbage continue to increasingly depend on large enterprise license transactions as an integral part of their core mainframe and distributed systems businesses;

5. the uncertainties of whether new software products and product strategies will be successful;

6. the high degree of difficulty of integrating different software products and technologies and the general risks associated with mergers of high technology companies, including the potential loss of key personnel and cultural conflicts; and 7) the additional risks and important factors described in BMC Software and Boole and Babbage's Annual Reports to Stockholders on Forms 10-K and 10-Q and other filings with the SEC.

Note to interested parties: BMC Software has scheduled a conference call for 9:00 a.m. EST today to discuss the transaction. Interested parties may participate by calling (847) 413-3586.

BMC Software, the BMC Software logo, and PATROL are registered trademarks or trademarks of BMC Software, Inc. in the USA and in other select countries. Boole & Babbage and COMMAND/POST are registered trademarks of Boole & Babbage, Inc.
(r) and (tm) indicate USA registration or USA trademark. Other logos and product/trade names mentioned are registered trademarks or trademarks of their respective companies. BMC Software and Boole & Babbage are Equal Opportunity Employers.

Media Relations Contacts:

BMC Software:               Blanc & Otus: (For BMC Software)  Boole & Babbage:
Dan D'Armond                Pam Austin                        Sandy Garcia
(713) 918-2372              (617) 225-9990                    (408) 526-3338
dan_darmond@bmc.com         paustin@bando.com                 sgarcia@Boole.com

Investor Relations Contacts:

BMC Software:               Boole & Babbage:
John Cox                    Arthur Knapp
(713) 918-4291              (408) 526-3333
john_cox@bmc.com            aknapp@boole.com